Item 77C DWS LifeCompass Protect Fund
(a series of DWS Target Fund)

Registrant incorporates by reference to its Proxy Statement filed on January 4,
2008 (SEC Accession No. 0001193125-08-001712).
A Special Meeting of Shareholders of the
LifeCompass Protect Fund (the "Fund")
was held on March 31, 2008 at the offices of Deutsche Asset Management, 345
Park Avenue, New York, NY 10154. The following matters were voted upon by the shareholders of said Fund (the resulting votes presented below):

1.	Election of the Board of Trustees.

Number of Votes:
Trustee
For
Withheld
John W. Ballantine
2,549,673.0000
0.0000

Henry P. Becton, Jr.
2,549,673.0000
0.0000

Dawn-Marie Driscoll
2,549,673.0000
0.0000

Keith R. Fox
2,549,673.0000
0.0000

Paul K. Freeman
2,549,673.0000
0.0000

Kenneth C. Froewiss
2,549,673.0000
0.0000

Richard J. Herring
2,549,673.0000
0.0000

William McClayton
2,549,673.0000
0.0000

Rebecca W. Rimel
2,549,673.0000
0.0000

William N. Searcy, Jr.
2,549,673.0000
0.0000

Jean Gleason Stromberg
2,549,673.0000
0.0000

Robert H. Wadsworth
2,549,673.0000
0.0000

Axel Schwarzer
2,549,673.0000
0.0000

2.	Approval of a Subadvisor Approval Policy.
Number of Votes:
For
Against
Abstain
2,461,648.6817
561.0000
64,438.3183

3.	Approval of an Amended and Restated
Declaration of Trust for DWS Target
Fund, on behalf of the Fund.
Number of Votes:

For
Against
Abstain
2,461,648.6817
0.0000
64,999.3183





Item 77C DWS LifeCompass Income Fund
(a series of DWS Target Fund)

Registrant incorporates by reference to its Proxy Statement filed on January 4,
2008 (SEC Accession No. 0001193125-08-001712).
A Special Meeting of Shareholders of the
LifeCompass Income Fund (the
"Fund") was held on March 31, 2008 at the offices of Deutsche Asset
Management, 345 Park Avenue, New York, NY 10154.
 The following matters
were voted upon by the shareholders of said Fund
 (the resulting votes presented below):


1.	Election of the Board of Trustees.

Number of Votes:
Trustee
For
Withheld
John W. Ballantine
2,382,911.5657
117,088.4343

Henry P. Becton, Jr.
2,384,378.5035
115,621.4965

Dawn-Marie Driscoll
2,384,422.5168
115,577.4832

Keith R. Fox
2,385,515.4322
114,484.5678

Paul K. Freeman
2,384,944.7249
115,055.2751

Kenneth C. Froewiss
2,385,560.4410
114,439.5590

Richard J. Herring
2,384,794.3400
115,205.6600

William McClayton
2,385,009.5920
114,990.4080

Rebecca W. Rimel
2,385,186.8102
114,813.1898

William N. Searcy, Jr.
2,385,295.6301
114,704.3699

Jean Gleason Stromberg
2,385,526.0843
114,473.9157

Robert H. Wadsworth
2,385,296.5420
114,703.4580

Axel Schwarzer
2,385,784.0201
114,215.9799

2.	Approval of a Subadvisor Approval Policy.
Number of Votes:
For
Against
Abstain
2,214,331.9829
110,885.6239
174,782.3932

3.	Approval of an Amended and Restated
Declaration of Trust for DWS Target
Fund, on behalf of the Fund.
Number of Votes:
For
Against
Abstain
2,231,662.6145
101,196.9949
167,140.3906